CLARKSONS
St. Magnus House
3 Lower Thames Street
London EC3R 6HE

Energy Infrastructure Merger Corporation
c/o V&P Law Firm
15 Filikis Eterias Sq.
106 73 Athens, Greece

8 February 2008

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form F-1/F-4 (the “Registration Statement”) relating to the offering and registration of common stock of Energy Infrastructure Merger Corporation. (the “Company”).

We have reviewed the section in the Prospectus entitled “The Oil Tanker Industry” and confirm that it accurately describes the international oil products tanker shipping markets. We further advise the Company that our role has been limited to the provision of the statistical data, graphs, and tables set forth in the section of the Prospectus entitled “The Oil Tanker Industry.” With respect to such statistical data, graphs and tables supplied by us, we advise you that:

•	some industry data included in this discussion is derived from estimates or subjective judgments;

•	the published information of other maritime data collection agencies may differ from this data; and

•
while we have taken reasonable care in the compilation of the industry statistical data, graphs and tables and believe them to be accurate and correct, data compilation is subject to limited audit and validation procedures and may accordingly contain errors.

We hereby consent to all references to our name in the Registration Statement and to the use of the graphical and statistical information supplied by us set forth in the sections of the Registration Statement entitled the “Oil Tanker Industry”

We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company on Form F-1/F-4 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Registration Statement entitled “Background and Reasons for the Business Combination and Redomiciliation Merger”, “The Oil Tanker Industry”, “Industry and Market Data” and “Experts.”

CLARKSON RESEARCH SERVICES LIMITED

By: /s/ Stephen Gordon
Name: Stephen Gordon
Title: Director